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                                                                Exhibit 24.1



                               POWERS OF ATTORNEY
                               MAZEL STORES, INC.

        KNOW ALL MEN BY THESE PRESENTS, that MAZEL STORES, INC., an Ohio corporation, and each person whose name is signed below hereby constitutes and appoints Reuven Dessler, Robert Horne, Susan Atkinson, Marc H. Morgenstern, Michael A. Ellis and Margaret P. VanBuskirk, and each of them, their attorneys-in-fact and agents, with full power of substitution and resubstitution, for and on behalf of Mazel Stores, Inc. and the undersigned directors and/or officers of Mazel Stores, Inc., and each of such directors and officers, to sign the Mazel Stores, Inc.'s Registration Statement on Form S-1, relating to the offering of up to an additional 500,000 shares of common stock of the Company and any and all amendments thereto, and related documents, and to file the same, with Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and any and all applications or other documents in connection with inclusion on the Nasdaq National Market of the Company's shares of Common Stock or any and all other applications or other documents to be filed with any governmental agency or official relating to the offering, granting such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

        This Power of Attorney of Mazel Stores, Inc., and the directors and officers of Mazel Stores, Inc. may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

        IN WITNESS WHEREOF, this Power of Attorney has been signed this ___ day of November, 1996.

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                                                       MAZEL STORES, INC.


                                                       By: /s/ Susan Atkinson
                                                       -------------------------------------
                                                       Susan Atkinson,
                                                       Chief Financial Officer and Treasurer
                                                       (Principal Accounting Officer)

DIRECTORS AND OFFICERS:


/s/ Reuven Dessler                                     /s/ Brady Churches
-------------------------------                        -----------------------------------
Reuven Dessler,                                        Brady Churches,
Chairman of the Board and                              President and Director
Chief Executive Officer

/s/ Jacob Koval                                        /s/ Jerry Sommers
--------------------------------                       -----------------------------------
Jacob Koval                                            Jerry Sommers,
Executive Vice President-Wholesale                     Executive Vice President-Retail
and Director                                           and Director

/s/ Susan Atkinson                                      /s/ Ned L. Sherwood
---------------------------------                       -----------------------------------
Susan Atkinson                                          Ned L. Sherwood, Director
Chief Financial Officer and Treasurer
(Principal Accounting Officer)

/s/ Robert Horne
--------------------------------
Robert Horne, Director
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